EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We consent to incorporation by reference in the Registration Statement on Form S-8 (SEC File # 333-83504), filed on February 27, 2002, of our independent accountant's review report dated August 13, 2003 relating to the unaudited consolidated balance sheets of Composite Technology Corporation (SEC File #0-10999, CIK # 317477) as of June 30, 2003 and 2002 and the related statements of operations and comprehensive loss for the nine and three months ended June 30, 2003 and 2002 and the related statements of cash flows for each of the nine months ended June 30, 2003 and 2002, respectively, which report appears in the Quarterly Report on Form 10-QSB of Composite Technology Corporation.

                                                        /s/ S. W. Hatfield, CPA
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                                                        S. W. HATFIELD, CPA
Dallas, Texas
August 13, 2003